For Immediate Release

July 26, 2006

GIBRALTAR REPORTS STRONG SECOND-QUARTER SALES AND EARNINGS

Second-Quarter Net Income is $.78 Per Share;

Net Income from Continuing Operations of $.66 Per Share is up 47 Percent

BUFFALO, NEW YORK (July 26, 2006) – Gibraltar Industries, Inc. (NASDAQ: ROCK) today reported its sales, net income, and earnings per share for the three and six months ended June 30, 2006.

Sales from continuing operations in the second quarter of 2006 were $352 million, an increase of approximately 39 percent compared to $253 million in the second quarter of 2005, continuing a trend of solid sales growth. For the first six months of 2006, sales from continuing operations were up by approximately 38 percent to $675 million, compared to $489 million in the first half of 2005.

Net income in the second quarter of 2006 was $23.3 million, or $.78 per share, compared to $15.5 million, or $.52 per share, in the second quarter of 2005. Net income from continuing operations in the second quarter of 2006 was $19.8 million, or $.66 per share, compared to $13.5 million, or $.45 per share, in the second quarter of 2005. During the first half of 2006, net income from continuing operations was $31.5 million, an increase of approximately 45 percent compared to $21.7 million in the first six months of 2005.

Net income from discontinued operations amounted to $3.6 million in the second quarter of 2006, or $.12 per share, compared to $2.0 million, or $.07 per share, in the second quarter of 2005. Net income from discontinued operations amounted to $.21 per share in the first six months of 2006 compared to $.15 per share in the first six months of 2005.

Included in the discontinued operations for the second-quarter and year-to-date results for 2006 is a $.06 per share gain from the disposal of the net assets of discontinued operations (the sales of the Thermal Processing segment and the steel strapping operations). Cash received from the sales was used to repay debt.

“Our second-quarter sales, operating margin (10.9 percent), net income, and earnings per share further demonstrate that we are making measurable progress in our ongoing efforts to transition into a diversified manufacturer capable of generating improving and more consistent results over an extended period,” said Brian J. Lipke, Gibraltar’s Chairman and Chief Executive Officer.

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Gibraltar Reports Second-Quarter Sales and Earnings

Page Two

“In the last 18 months, we have continued to strategically transform Gibraltar by making six acquisitions, three divestitures, and focusing on continuous improvement with all of our existing operations. Our acquisitions added annual sales of approximately $400 million, while the divestitures had sales of less than $200 million. More importantly, these actions have solidified our leadership position in targeted growth areas and have strengthened our operating characteristics,” said Henning N. Kornbrekke, Gibraltar’s President and Chief Operating Officer.

Looking ahead, Mr. Kornbrekke said that, barring a significant change in business conditions, Gibraltar expects its third-quarter earnings per share from continuing operations will be in the range of $.59 to $.63, compared to $.37 in the third quarter of 2005.

As a result of the sale of the assets of the Company’s steel strapping operations on June 16, 2006, and the assets of its Thermal Processing segment on June 30, 2006, the results of these operations have been reclassified as discontinued operations in the Company’s income statements for all periods.

Gibraltar Industries is a leading manufacturer, processor, and distributor of metals and other engineered materials for the building, vehicular, and industrial markets. The company serves a large number of customers in a variety of industries in all 50 states and throughout the world. It has approximately 3,400 employees and operates 74 facilities in 26 states, Canada, and China.

Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including: general economic conditions; the impact of the availability and the effects of changing raw material prices on the Company’s results of operations; natural gas and electricity prices and usage; the ability to pass through cost increases to customers; changing demand for the Company’s products and services; risks associated with the integration of acquisitions; and changes in interest or tax rates.

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Gibraltar will review its second-quarter results and discuss its outlook for the third quarter during its quarterly conference call, which will be held at 2 p.m. Eastern Time on July 27. Details of the call can be found on Gibraltar’s Web site, at www.gibraltar1.com.

CONTACT: Kenneth P. Houseknecht, Vice President of Communications and Investor Relations, at 716/826-6500, khouseknecht@gibraltar1.com.

Gibraltar’s news releases, along with comprehensive information about the Company, are available on the Internet, at http://www.gibraltar1.com.

Gibraltar Reports Second-Quarter Sales and Earnings

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GIBRALTAR INDUSTRIES, INC. Financial Highlights (in thousands, except per share data)
	Three Months Ended
	June 30, 2006	June 30, 2005
Net Sales	$352,421	$252,850
Income from Continuing Operations	$19,761	$13,476
Income Per Share from Continuing Operations –Basic	$.67	$.46
Weighted Average Shares Outstanding-Basic	29,689	29,606
Income Per Share from Continuing Operations - Diluted	$.66	$.45
Weighted Average Shares Outstanding-Diluted	30,012	29,762

	Six Months Ended
	June 30, 2006	June 30, 2005
Net Sales	$675,058	$489,392
Income from Continuing Operations	$31,494	$21,651
Income Per Share from Continuing Operations -Basic	$1.06	$.73
Weighted Average Shares Outstanding-Basic	29,659	29,588
Income Per Share from Continuing Operations -Diluted	$1.05	$.73
Weighted Average Shares Outstanding-Diluted	29,966	29,769
GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited) (in thousands)

	June 30, December 31,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$41,145	$28,529
Accounts receivable, net	210,701	178,775
Inventories	233,136	194,653
Other current assets	16,882	22,047
Total current assets	501,864	424,004

Property, plant and equipment, net	230,506	311,147
Goodwill	372,600	406,767
Investments in partnerships	5,388	6,151
Other assets	55,375	56,943
	$1,165,733	$1,205,012

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$110,576	$85,877
Accrued expenses	87,834	63,007
Current maturities of long-term debt	3,280	2,531
Current maturities of related party debt	-	5,833
Total current liabilities	201,690	157,248

Long-term debt	359,740	454,649
Deferred income taxes	65,389	93,052
Other non-current liabilities	7,069	6,038
Shareholders’ equity:
Preferred stock, $.01 par value; authorized: 10,000,000 shares; none outstanding	-	-
Common stock, $.01 par value; authorized 50,000,000 shares; issued 29,828,317 and 29,701,186 shares in 2006 and 2005, respectively	298	298
Additional paid-in capital	214,111	216,897
Retained earnings	314,852	280,116
Unearned compensation	-	(5,153)
Accumulated other comprehensive loss	2,584	1,867
	531,845	494,025
Less: cost of 41,100 and 40,500 common shares held in treasury in 2006 and 2005	-	-
Total shareholders’ equity	531,845	494,025
	$1,165,733	$1,205,012

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited) (in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Net sales	$352,421	$252,850	$675,058	$489,392

Cost of sales	275,156	203,719	534,562	397,551

Gross profit	77,265	49,131	140,496	91,841

Selling, general and administrative expense	38,950	24,646	76,790	51,254

Income from operations	38,315	24,485	63,706	40,587

Other (income) expense:
Equity in partnerships’ loss (income) and other income	138	93	(548)	(351)
Interest expense	7,101	3,021	13,880	6,166
Total other expense	7,239	3,114	13,332	5,815

Income before taxes	31,076	21,371	50,374	34,772

Provision for income taxes	11,315	7,895	18,880	13,121
Income from continuing operations	19,761	13,476	31,494	21,651

Discontinued operations:
Income from discontinued operations before taxes	5,710	3,270	10,013	7,485
Income tax expense	2,158	1,275	3,797	2,919
Income from discontinued operations	3,552	1,995	6,216	4,566

Net income	$23,313	$15,471	$37,710	$26,217

Net income per share - Basic: Income from continuing operations Income from discontinued operations	$.67 .12	$.46 .07	$1.06 .21	$.73 .16
Net income	$.79	$.53	$1.27	$.89

Weighted average shares outstanding – Basic	29,689	29,606	29,659	29,588
Net income per share - Diluted: Income from continuing operations Income from discontinued operations	$.66 .12	$.45 .07	$1.05 .21	$.73 .15
Net income	$.78	$.52	$1.26	$.88

Weighted average shares outstanding – Diluted	30,012	29,762	29,966	29,769

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities
Net income	$37,710	$26,217
Income from discontinued operations	6,216	4,566
Income from continuing operations	31,494	21,651
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,175	9,297
Provision for deferred income taxes	-	(786)
Equity in partnerships’ (loss) income	174	(294)
Distributions from partnerships	589	748
Stock compensation expense	1,631	327
Other noncash adjustments	545	64
Increase (decrease) in cash resulting from changes
In (net of acquisitions):
Accounts receivable	(49,345)	(32,710)
Inventories	(37,793)	78
Other current assets and other assets	1,258	208
Accounts payable	23,698	(1,630)
Accrued expenses and other non-current liabilities	342	(1,556)

Net cash used in continuing operations	(13,232)	(4,603)
Net cash provided by discontinued operations	7,286	8,523
Net cash (used in) provided by operating activities	(5,946)	3,920

Cash flows from investing activities
Acquisitions, net of cash acquired	(13,206)	-
Purchases of property, plant and equipment	(11,452)	(8,073)
Net proceeds from sale of property and equipment	115	249
Net proceeds from sale of businesses	151,511	42,594

Net cash provided by investing activities from continuing operations	126,968	34,770
Net cash used in investing activities for discontinued operations	(3,189)	(1,915)
Net cash provided by investing activities	123,779	32,855

Cash flows from financing activities
Long-term debt reduction	(112,960)	(47,430)
Proceeds from long-term debt	10,000	10,000
Payment of deferred financing costs	(161)	(920)
Payment of dividends	(2,976)	(2,970)
Net proceeds from issuance of common stock	765	520
Tax benefit from stock options	115	158

Net cash used in financing activities	(105,217)	(40,642)

Net increase (decrease) in cash and cash equivalents	12,616	(3,867)

Cash and cash equivalents at beginning of year	28,529	10,892

Cash and cash equivalents at end of period	$41,145	$7,025

GIBRALTAR INDUSTRIES, INC. Segment Information (in thousands)
Three Months Ended June 30,
			Increase (Decrease)
	2006	2005	$	%
	(unaudited)	(unaudited)

Net Sales
Building products	$239,056	$142,654	$96,402	67.6%
Processed metal products	113,365	110,196	3,169	2.9%

Total Sales	352,421	252,850	99,571	39.4%

Income from Continuing Operations
Building products	$40,519	$22,197	$18,322	82.5%
Processed metal products	7,945	7,851	94	1.2%
Corporate	(10,149)	(5,563)	(4,586)	-82.4%

Total Operating Income	38,315	24,485	13,830	56.5%

Operating Margin
Building products	16.9%	15.6%
Processed metal products	7.0%	7.1%
	Six Months Ended June 30,
			Increase (Decrease)
	2006	2005	$	%
	(unaudited)	(unaudited)

Net Sales
Building products	$453,800	$261,826	$191,974	73.3%
Processed metal products	221,258	227,566	(6,308)	-2.8%

Total Sales	675,058	489,392	185,666	37.9%

Income from Continuing Operations
Building products	$71,792	$32,701	$39,091	119.5%
Processed metal products	13,763	20,485	(6.722)	-32.8%
Corporate	(21,849)	(12,599)	(9,250)	73.4%

Total Operating Income	63,706	40,587	23,119	57.0%

Operating Margin
Building products	15.8%	12.5%
Processed metal products	6.2%	9.0%